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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): MAY 13, 2003

                             CHANDLER (U.S.A.), INC.
             (Exact name of registrant as specified in its charter)


             Oklahoma               1-15135               73-1325906
   (State or other jurisdiction   (Commission          (I.R.S. Employer
         of incorporation)        File Number)        Identification No.)

                   1010 MANVEL AVENUE  CHANDLER, OKLAHOMA 74834
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (405) 258-0804

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ITEM 5.  OTHER EVENTS

     Chandler (U.S.A.), Inc. ("Chandler USA"), The Bank of New York Trust Company of Florida, N.A. as trustee, and the holders of a majority in principal amount of Chandler USA's 8.75% senior debentures due 2014 (the "Debentures") have amended the indenture under which the Debentures were issued. The amendment is effective May 13, 2003. The amendment permits Chandler Capital Trust I (the "Chandler Trust") to issue capital securities as defined within the amendment under certain conditions described in the amendment. The amendment also clarifies that purchases of Debentures by Chandler USA through private treaty or on the open market for an agreed price of less than the sum of the principal amount and accrued interest are not considered to be a redemption of the Debentures purchased under the indenture, and that any such Debentures purchased by Chandler USA or any of its subsidiaries will be cancelled.

     The Chandler Trust is a Delaware statutory business trust that was established on May 12, 2003 and is a wholly owned consolidated subsidiary of Chandler USA. On May 22, 2003, the Chandler Trust issued $13.0 million of capital securities (the "Trust Preferred Securities") to InCapS Funding I, Ltd., an unaffiliated company established under the laws of the Cayman Islands, in a private transaction. Distributions on the Trust Preferred Securities are payable quarterly at a fixed annual rate of 9.75% beginning August 23, 2003. The Trust Preferred Securities are subject to a mandatory redemption on May
23, 2033, but they may be redeemed after five years at a premium of half the fixed rate coupon declining ratably to par in the 10th year. All payments by the Chandler Trust regarding the Trust Preferred Securities are guaranteed by Chandler USA.

     The sale of the Trust Preferred Securities resulted in net proceeds of $12.5 million to Chandler USA, net of placement costs. Chandler USA used $7.5 million of the proceeds to purchase $10.0 million principal amount of its outstanding Debentures. The Debentures purchased by Chandler USA have been cancelled. The purchase and cancellation of the Debentures resulted in a pre-tax gain of $2.2 million, net of an adjustment to unamortized issuance costs. Chandler USA also contributed $5.0 million of the proceeds to its wholly owned subsidiary, National American Insurance Company, to be used for general corporate purposes.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        CHANDLER (U.S.A.), INC.


Date: May 27, 2003                      By:  /s/ W. Brent LaGere
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                                             W. Brent LaGere
                                             Chairman of the Board and
                                             Chief Executive Officer
                                             (Principal Executive Officer)